EXHIBIT 11

                             ROBERTSON-CECO CORPORATION
                  COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                  -----------------------------------------------
                        (Thousands, except per share amounts)
                                     (Unaudited)



                                            YEAR ENDED DECEMBER 31
                                       --------------------------------
                                          1993      1994     1995
                                          ----      ----     ----
PRIMARY:
 Income (loss) from continuing
      operations . . . . . . . . . . . $(12,583) $   (167) $ 12,347
 Less dividends on preferred stock . .      112      -         -
                                       --------  --------  --------
 Primary income (loss) from continuing
     operations. . . . . . . . . . . .  (12,695)     (167)   12,347
   (Loss) from discontinued
     operations . . . . .               (12,520)  (21,593)  (15,888)
 Income (loss) from extraordinary
     items. . . . .                       5,367      -         -
 Income (loss) from cumulative effect
   of accounting change. . . . . . . .   (1,200)     -         -
                                       --------  --------  --------
   Total primary earnings (loss) . . . $(21,048) $(21,760) $ (3,541)
                                       ========  ========  ========
 Average number common shares
      outstanding. . . . . . . . . . .    6,217    15,808    15,932

 Incremental shares to reflect
      dilutive effect of deferred
      compensation plan. . . . . . . .     -         -           75
                                       --------  --------  --------
   Total Shares. . . . . . . . . . . .    6,217    15,808    16,007
                                       ========  ========  ========
   Primary earnings (loss) per common
   share from continuing operations.   $  (2.04) $   (.01) $    .77
   Primary earnings (loss) per common
   share from discontinued operations     (2.01)    (1.37)     (.99)
 Primary earnings (loss) per common
   share from extraordinary item . . .      .86      -         -
 Primary earnings (loss) from
   cumulative effect of accounting
   change. . . . . . . . . . . . . . .     (.20)     -         -
                                       --------  --------  --------
 Primary earnings (loss) per
   common share. . . . . . . . . . . . $  (3.39) $  (1.38) $   (.22)
                                       ========  ========  ========
